EXHIBIT 4.1

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION OF

FREEDOM ACQUISITION CORP

Freedom Acquisition Corp., a Florida Corporation certifies that:

Capital Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the “Common Stock”) authorized to be issued by this Corporation shall be Five Hundred Million (500,000,000), with a par value of $0.0001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue One hundred million (100,000,000) shares of $0.0001 par value preferred stock (the “Preferred Stock”). The Board of Directors is expressly vested with the authority to divide any or all the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of various series may vary only with respect to:

(a) the rate of dividend.

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call.

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation.

(d) sinking fund provisions, if any, for the call or redemption of the shares.

(e) the terms and conditions, if any, on which the shares may be converted.

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series A Preferred Stock”. It shall have 10,000,000 (Ten Million) shares authorized at $0.0001 par value per share.

Section 2. Dividends.

a. Participating Dividends on As-Converted Basis. Holders of Series A Preferred Stock (“Holders”) shall be entitled to participate on a pari passu, pro rata as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

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b. Priority: Holders of Series A Preferred Stock shall have priority over all other classes of shares specifically Series B, C and D Preferred Stock.

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series A Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) the holders of outstanding shares of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. The issued and outstanding shares of Series A class shall equal 89.5% of the fully diluted vote

Section 5. Drag Along Rights.

(a) In the event that any holder(s) of Series A Preferred Stock proposes to convert shares of Series A Preferred Stock representing conversion rights equal to more than fifty percent (50%) of the then outstanding shares of Common Stock (calculated on a fully diluted basis)(a “Majority Conversion”), such shareholders(s) (the “Proposing Stockholders”), shall have the right (the “Drag Along Right”) to require the entire class of holders of Series A Preferred Stock and of Series B Preferred Stock to convert at the same time.

(b) The Proposing Stockholders shall provide notice to each of the other Shareholders (a “Drag Along Notice”) of the Proposing Stockholders’ intent to exercise their Drag Along Right in accordance with this article no later than ten (10) days prior to the proposed closing of such Majority Conversion. At the time of conversion pursuant to the Drag Along Right, the Proposing Stockholders and the other shareholders subject to such Drag Along Right shall deliver to Corporation and/or its transfer agent certificates representing their shares of Series A/B Preferred Stock.

Section 6. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) amend, alter or repeal authorize or issue any additional shares of Series A Preferred Stock.

Section 7. Conversion.

a) Conversions at Option of Holder. Series A Preferred Stock as a class shall be convertible, at any time and from time to time from and after the original issue date at the option of the majority Holders of the Series A Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) resulting from the following calculation:

(Outstanding Shares / 0.005) x 0.895 = Conversion Shares

By way of example and not limitation, if the Corporation has 100,000,000 Outstanding Shares, defined as total shares of Common stock issued and outstanding on a fully diluted basis, the Series A Preferred Stock would convert as follows:

(100,000,000 / 0.005) x 0.895 = 17,900,000,000 Conversion Shares

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Fully Diluted – The number of common shares outstanding assuming (i) the full conversion of all classes of preferred stock; (ii) the full conversion of any and all outstanding convertible debt instruments; and (iii) the full exercise of any outstanding stock options and warrants.

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Conversion Date Outstanding - The number of shares of Common Stock deemed outstanding on a Fully Diluted Basis immediately prior to the Conversion Date; provided, however, an equitable adjustment shall be made to such number of shares for each Capital Event, if any, occurring after the earlier of the relevant Conversion Date through and including the relevant Conversion Issuance Date.

Original Issue Date - The date of the first issue of any shares of this Series A Preferred Stock.

Conversion Date - The date on which the shares of Common Stock to be issued on account of the requested conversion.

c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series A Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred Stock to the Corporation, (although the Holder may surrender the Series A Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the Transfer Agent the request for the converting Holder to generate a certificate(s) or statement of ownership representing the Conversion Shares. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock and payment of dividends on the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series A Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

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g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Section 8. Anti-dilution All references herein to the percentage of ownership represented by the number of shares of Series A Preferred Stock issued by the Corporation shall not be effected to reflect any and all forward or reverse splits of the Common shares. Series A Preferred Stock shall represent 89.5% of the fully diluted issued and outstanding shares of Common Stock on the date of conversion.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of a nationally recognized overnight courier service, addressed to the Corporation at 115 County Rd 381, Wewahitchka, Florida 32465, Attention: President, facsimile: 866-745-8713, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against Holder and the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Holder and the Corporation hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

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D. CERTIFICATE OF DESIGNATIONS, SERIES B PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series B Preferred Stock”. It shall have 10,000,000 (Ten Million) shares authorized at $0.0001 par value per share.

Section 2. Dividends.

a. Participating Dividends on As-Converted Basis. Holders of Series B Preferred Stock (“Holders”) shall be entitled to participate on a pari passu, pro rata as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

b. Priority: Holders of Series B Preferred Stock shall have priority over all other classes of shares specifically Series C and D Preferred Stock.

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series B Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) the holders of outstanding shares of Series B Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. The issued and outstanding shares of Series B class shall equal 10% of the fully diluted vote

Section 5. Drag Along Rights.

(a) In the event that any holder(s) of Series A Preferred Stock proposes to convert shares of Series A Preferred Stock representing conversion rights equal to more than fifty percent (50%) of the then outstanding shares of Common Stock (calculated on a fully diluted basis)(a “Majority Conversion”), such shareholders(s) (the “Proposing Stockholders”), shall have the right (the “Drag Along Right”) to require the entire class of holders of Series A Preferred Stock and of Series B Preferred Stock to convert at the same time.

(b) The Proposing Stockholders shall provide notice to each of the other Shareholders (a “Drag Along Notice”) of the Proposing Stockholders’ intent to exercise their Drag Along Right in accordance with this article no later than ten (10) days prior to the proposed closing of such Majority Conversion. At the time of conversion pursuant to the Drag Along Right, the Proposing Stockholders and the other shareholders subject to such Drag Along Right shall deliver to Corporation and/or its transfer agent certificates representing their shares of Series A/B Preferred Stock.

Section 6. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) amend, alter or repeal authorize or issue any additional shares of Series B Preferred Stock.

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Section 7. Conversion.

a) Conversions at Option of Holder. Series B Preferred Stock as a class shall be convertible, at any time and from time to time from and after the original issue date at the option of the majority Holders of the Series B Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) resulting from the following calculation:

(Outstanding Shares / 0.005) x 0.1 = Conversion Shares

By way of example and not limitation, if the Corporation has 100,000,000 Outstanding Shares, defined as total shares of Common stock issued and outstanding on a fully diluted basis, the Series B Preferred Stock would convert as follows:

(100,000,000 / 0.005) x 0.1 = 2,000,000,000 Conversion Shares

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Fully Diluted – The number of common shares outstanding assuming (i) the full conversion of all classes of preferred stock; (ii) the full conversion of any and all outstanding convertible debt instruments; and (iii) the full exercise of any outstanding stock options and warrants.

Conversion Date Outstanding - The number of shares of Common Stock deemed outstanding on a Fully Diluted Basis immediately prior to the Conversion Date; provided, however, an equitable adjustment shall be made to such number of shares for each Capital Event, if any, occurring after the earlier of the relevant Conversion Date through and including the relevant Conversion Issuance Date.

Original Issue Date - The date of the first issue of any shares of this Series B Preferred Stock.

Conversion Date - The date on which the shares of Common Stock to be issued on account of the requested conversion.

c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Preferred Stock to the Corporation, (although the Holder may surrender the Series B Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the Transfer Agent the request for the converting Holder to generate a certificate(s) or statement of ownership representing the Conversion Shares. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

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e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series B Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Series B Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Section 8. Anti-dilution All references herein to the percentage of ownership represented by the number of shares of Series B Preferred Stock issued by the Corporation shall not be effected to reflect any and all forward or reverse splits of the Common shares. Series B Preferred Stock shall represent 10% of the fully diluted issued and outstanding shares of Common Stock on the date of conversion.

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Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of a nationally recognized overnight courier service, addressed to the Corporation at 115 County Rd 381, Wewahitchka, Florida 32465, Attention: President, facsimile: 866-745-8713, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against Holder and the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Holder and the Corporation hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h) Status of Converted Series B Preferred Stock. Shares of Series B Preferred Stock shall be converted in whole as a class as all or none.

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